Exhibit 99.2

FOR IMMEDIATE RELEASE:

June 3, 2019

TRANSFORM HOLDCO LLC TO ACQUIRE SEARS HOMETOWN AND OUTLET STORES, INC.

All-Cash Transaction Will Reunite the Sears Family of Stores

Acquisition is Subject to a Marketing Process and Potential Premerger Sale of Outlet Segment to a

Third Party

HOFFMAN ESTATES, Ill., June 3, 2019/Business Wire/ – Transform Holdco LLC (“Transform” or “the new Sears”), a leading integrated retailer and home to Sears and Kmart, and Sears Hometown and Outlet Stores, Inc. (“Sears Hometown”) (NASDAQ: SHOS) today announced that they have entered into a definitive merger agreement whereby Transform will acquire the outstanding shares of Sears Hometown not owned by ESL Investments, Inc. and its affiliates for a price of $2.25 per share in cash, subject to an upward adjustment in the event a sale of Sears Hometown’s Outlet Segment has occurred that satisfies criteria specified in the merger agreement. ESL Investments, Inc. and its affiliates, the majority owners of Transform, presently hold 58% of the outstanding shares of Sears Hometown.

The transaction will reunite Sears and Kmart with Sears Hometown, which was spun off from Sears Holdings Corporation, the former parent company of Sears and Kmart, in 2012. Having these businesses under common ownership will accelerate Transform’s strategy of growing its smaller store format by adding Sears Hometown stores. It will also expand the company’s footprint as a multi-channel business that can serve customers through a variety of shopping experiences to meet their needs, provide growth for Transform’s marquee brands, including KENMORE® and DIEHARD®, and increase opportunities for Sears Home Services and Financial Services businesses, as well as the Shop Your Way® social shopping destination and rewards program.

Edward S. Lampert, Chairman of Transform, said, “We are excited to bring Sears Hometown, its associates and network of independent dealers and franchisees back into the Sears and Kmart family. Our investment demonstrates our commitment to growing Transform for the benefit of our members and customers, associates, vendors and communities across the country. While, initially, the companies will operate independently, we see many opportunities where we can partner to serve our customers better and enjoy efficiencies of scale once these businesses are under one roof.”

Will Powell, Chief Executive Officer and President of Sears Hometown and Outlet Stores, said, “I believe this is the best path forward for Sears Hometown and serves the interests of all our constituents, including our customers, associates, dealers, franchisees and stockholders. We believe that reuniting our Sears Hometown segment stores with Transform’s Sears full-line stores will result in a more consistent customer experience across Sears branded storefronts, generate higher total revenues and leverage efficiencies of scale to improve costs and margins, all of which could lead to improved profitability for Sears Hometown’s dealers and franchisees.”

Sears Hometown presently maintains a network of 491 Hometown stores and 126 Outlet stores located in 49 states, Puerto Rico and Bermuda and generated $1.4 billion in net sales in 2018. When the two companies are combined, they will rank as the third largest appliance retailer in the United States in terms of sales.

Under the terms of the merger agreement, Sears Hometown has a specified period of time in which it can market and sell its Sears Outlet and Buddy’s Home Furnishing Stores businesses (together, the “Outlet Segment”) to a third party for not less than $97.5 million. If the Outlet Segment is sold in accordance with the terms of the merger agreement, it will not be acquired by Transform in the acquisition of Sears Hometown.

At the completion of the acquisition of Sears Hometown, each share of Sears Hometown’s outstanding common stock not owned by ESL Investments, Inc. and its affiliates will be converted into the right to receive a base amount in cash equal to $2.25 per share. If Sears Hometown completes a sale of the Outlet Segment in accordance with the terms of the merger agreement, this base amount will be subject to an upward adjustment equal to (i) the excess, if any, of the net proceeds received by Sears Hometown as a result of any sale of the Outlet Segment over $97.5 million, divided by (ii) the aggregate number of shares of Sears Hometown common stock and unvested Sears Hometown restricted stock units issued and outstanding as of the closing of the merger transaction. Sears Hometown must enter into an agreement to sell the Outlet Segment no later than August 24, 2019 (extendable by 10 days in specified circumstances) and the sale must be completed by October 23, 2019 (extendable by 15 days in specified circumstances). Under the terms of the Merger Agreement, Transform will have the opportunity to match the economic terms of any proposed sale of the Outlet Segment to a third party that is expected to result in net proceeds to Sears Hometown of less than $120 million.

Will Powell, Chief Executive Officer and President of Sears Hometown and Outlet Stores, said, “As we have been publicly reporting, the Outlet business is profitable and has a unique business strategy which should enable further growth. We are now beginning the Outlet Segment sale process with interested parties, while continuing to operate the Outlet stores without any business interruption.”

“We will work with Transform over the coming months to ensure that our dealer network is in a position to leverage the best of Transform’s unique brands, services and online capabilities to bring additional value to their customers.”

The transaction was negotiated and approved by a special committee of Sears Hometown’s board of directors, consisting of an independent and disinterested director.

The closing of the transaction is expected to take place in Sears Hometown’s third quarter of 2019, at which time Sears Hometown will cease to be a publicly-held corporation.

Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel for Transform Holdco LLC. Shearman & Sterling LLP is serving as legal counsel and PJ SOLOMON is serving as financial advisor for Sears Hometown’s special committee.

About Transform Holdco LLC

Transform Holdco LLC is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve its members – wherever, whenever and however they want to shop. Transform Holdco is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears, Kmart and other retail partners. Transform Holdco operates through its subsidiaries with full-line and specialty retail stores across the United States.

About Sears Hometown and Outlet Stores, Inc.

Sears Hometown and Outlet Stores, Inc. is a national retailer primarily focused on selling home appliances, hardware, tools and lawn and garden equipment. Its Hometown stores (which includes its Hometown Stores, its Hardware Stores, and its Home Appliance Showrooms) are designed to provide its customers with in-store and online access to a wide selection of national brands of home appliances, tools, lawn and garden equipment, sporting goods and household goods, depending on the particular format. More than 90% of its Hometown Stores are operated by independent local dealers or franchisees.

Its Outlet stores are designed to provide its customers with in-store and online access to new, one-of-a kind, out-of-carton, discontinued, reconditioned, overstocked, and scratched and dented products across a broad assortment of merchandise categories, including home appliances, lawn and garden equipment, apparel, mattresses, sporting goods and tools at prices that are significantly lower than list prices.

Media Contacts:

Transform Holdco Public Relations

(847) 286-8371

Sears Hometown and Outlet Stores, Inc. Public Relations

Mandi Gualtieri

agualtieri@fishmanpr.com

(847) 945-1300

Forward-Looking Statements:

This new release contains forward-looking statements. Statements preceded or followed by, or that otherwise include, the words “believes,” “expects,” “anticipates,” “intends,” “project,” “estimates,” “plans,” “forecast,” “is likely to,” “and similar expressions or future or conditional verbs such as “will,” “may,” “would,” “should,” and “could” are generally forward-looking in nature and not historical facts. The forward-looking statements are subject to significant risks, uncertainties and assumptions, including, but not limited to, the requirement to satisfy closing conditions as set forth in the merger agreement, the outcome of any legal proceedings that may be instituted against Sears Hometown and others related to the transaction, and the ability to retain specified key employees of Sears Hometown, that may, individually or in the aggregate, cause actual results, performance, and achievements in the future to be materially different from the future results, future performance, and future achievements expressed or implied by the forward-looking statements. The forward-looking statements include, without limitation, information concerning future financial performance, business strategies, plans, goals, beliefs, expectations, and objectives. The forward-looking statements are based upon the current beliefs and expectations of the parties and should be read in conjunction with the other cautionary statements, including “Risk Factors,” that are included in Sears Hometown’s Annual Report on Form 10-K for its fiscal year ended February 2, 2019 and in its other filings with the Securities and Exchange Commission and its other public announcements. While the parties believe that their forecasts and assumptions are reasonable, they caution that actual results may differ materially. If one or more of these or other risks or uncertainties materialize, or if the parties’ underlying assumptions prove to be incorrect, actual results may vary materially from what it projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by any forward-looking statements.

The forward-looking statements included in this news release are made only as of the date of this new release. The parties undertake no obligation to publicly update or review any forward-looking statement made by them or on their behalf, whether as a result of new information, future developments, subsequent events or circumstances, or otherwise, except as required by law.

Additional Information and Where to Find It

This new release is being made in respect of the proposed merger involving Sears Hometown and Transform. Sears Hometown will prepare an information statement for its stockholders containing the information with respect to the merger specified in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, and describing the merger. When completed, a definitive information statement will be mailed to Sears Hometown’s stockholders.

Investors are urged to carefully read the information statement regarding the merger and any other relevant documents in their entirety when they become available because they will contain important information about the merger. You may obtain copies of all documents filed with the SEC regarding the merger, free of charge, at the SEC’s website, http://www.sec.gov, or from Sears Hometown by directing a request by mail or telephone to Sears Hometown and Outlet Stores, Inc. at 5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois 60192, telephone (847) 286-7000, Attention: General Counsel.